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                                                                     EXHIBIT 5.2


                [ECHOSTAR COMMUNICATIONS CORPORATION LETTERHEAD]


August 25, 2000


EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

         Re: EchoStar Communications Corporation 61,200 Shares of Class A Common Stock to Be Sold Pursuant to a Registration Statement on Form S-3

Gentlemen:

         I am Senior Vice President, Corporate Secretary and General Counsel of EchoStar Communications Corporation, a Nevada corporation formed in April 1995 (the "EchoStar"), and have acted as such in connection with the filing by EchoStar with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 61,200 Shares of EchoStar's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). The Class A Common Stock was issued pursuant to the Plan and Agreement of Merger dated as of February 25, 2000 by and among the Company, KBS Acquisition Corporation, Kelly Broadcasting Systems, Inc. and Michael Kelly. Capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

         Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the shares of Class A Common Stock to be offered and sold pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

         I am admitted to practice only in the State of Colorado and do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Colorado and the United States of America. Insofar as this opinion relates to or is dependent upon matters governed by the law of the State of Nevada, I have relied upon the opinion of Hale Lane Peek Dennison Howard and Anderson dated August 24, 2000. I consent to the filing of this opinion as an exhibit to the Registration Statement.



                                   Very truly yours,
                                   ECHOSTAR COMMUNICATIONS CORPORATION

                                   /s/ David K. Moskowitz
                                   ----------------------------------------
                                   David K. Moskowitz Senior Vice President,
                                   Corporate Secretary and General Counsel